FIRST AMENDMENT TO THE
SWIFT TRANSPORTATION COMPANY DEFERRED COMPENSATION PLAN

This Amendment is made and entered into on the date indicated below by Swift Transportation Company ("Employer").
RECITALS:
A.    Employer maintains the Swift Transportation Company Deferred Compensation Plan ("Plan");
B.    Employer has reserved the right to amend the Plan in whole or in part; and
C.    Employer intends to amend the Plan.
THEREFORE, Employer hereby adopts this Amendment as follows:
1.    Section 5.5.1 of the Plan is amended to read as follows:
When a Participant makes a Deferral Election, the Participant may elect, at that same time, to have all of that deferred Compensation (including earnings and losses thereon) paid (or begin to be paid) on a specified date (which is at least two years after the Deferral Election becomes effective) in the form of a single lump sum payment or annual installments over a specified number of years which cannot exceed 10. If a Participant makes an in-service distribution election at the same time the Deferral Election is made but does not specify the form of payment, the Participant will be deemed to have elected a single lump sum payment. If a Participant does not make an in-service distribution election at the same time the Deferral Election is made, he or she cannot receive any of the Compensation deferred pursuant to that Deferral Election as an in-service distribution.
2.    Section 5.5.2 of the Plan is amended to read as follows:
If a Participant makes a timely in-service distribution election, he or she may make one or more elections to (a) postpone the elected in-service distribution date or (b) postpone the elected in-service distribution date and change the form of payment. Any such election must be made in the form and manner required by the Employer and is subject to the following requirements. An elected in-service distribution date (whether per an initial election under subsection 5.5.1 or per a postponement election under this subsection 5.5.2) may be postponed without changing the form of payment, but the form of payment cannot be changed without also postponing the in-service distribution date. Each new in-service distribution date must be at least five years after the in-service distribution date that is being postponed. Each election to postpone an in-service distribution date (or to postpone an in-service distribution date and change the form of payment) will not become effective until 12 months after the date on which it is made. If the in-service distribution is to be made in the form of annual installments, the term "in-service distribution date" as used in this subsection means the date on which the first annual installment is to be paid.
3.    Section 5.5.3 of the Plan is amended to read as follows:
If a Participant makes a timely in-service distribution election under this Section 5.5, the amount subject to that election will be paid (or begin to be paid) on the specified date in the form of a single lump sum payment or annual installments over a specified number of years which cannot exceed 10, as elected by the Participant under subsection 5.5.1 (or, if applicable, per a postponement election under subsection 5.5.2 which has become effective). If the in-service distribution is payable in the form of annual installments, the first annual installment will be made on the specified date and each subsequent annual installment payment will be made on the anniversary date of the specified date. The amount of each installment payment will be equal to the remaining amount to be paid as determined immediately prior to the payment date divided by the number of annual installments remaining to be paid. Notwithstanding the foregoing, if another Distribution Event (other than an Unforeseeable Emergency) occurs under subsection 5.1.1 or 5.2.1, the Participant's entire Account Balance (including any amount subject to an in-service distribution election which has not yet been paid, whether or not payments have begun under that election) will be paid in accordance with the terms of the Plan governing the other Distribution Event.
4.    The Effective Date of this Amendment shall be January 1, 2016, and this Amendment shall be effective only with respect to Compensation deferred under the Plan on or after January 1, 2016.
5.    Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.
Dated: December 18, 2015    Swift Transportation Company

By: /s/ Cheryl Maccano
Title: Director of Benefits

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